EXHIBIT (99)(a)

NEWS RELEASE

January 23, 2006
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.6 million, or $0.47 basic net income per share and $0.46 diluted net income per share, for the three months ended December 31, 2005 as compared to $1.1 million or $0.31 basic net income per share and $0.30 diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended December 31, 2005 was $2.0 million, or $0.58 basic net income per share and $0.56 diluted net income per share, as compared to fourth quarter 2004 net income from recurring operations of $1.2 million, or $0.35 basic net income per share and $0.34 diluted net income per share. December 31, 2004 per share amounts have been restated to reflect the stock dividend declared and distributed during the first quarter 2005.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in recurring fourth quarter earnings to increases in net interest income and non-interest income, which were partially offset by increases in the provision for loan losses and non-interest expense.

Net interest income increased 23% to $7.7 million for the three months ended December 31, 2005 compared to $6.2 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with increases in the average outstanding balances of loans and investment securities available for sale. Net interest income after the provision for loan losses increased 23% to $6.9 million for the three months ended December 31, 2005 compared to $5.6 million for the same period one year ago. The provision for loan losses for the three months ended December 31, 2005 was $767,000 as compared to $598,000 for the same period one year ago.

Recurring non-interest income increased 23% to $2.0 million for the three months ended December 31, 2005, as compared to $1.6 million for the same period one year ago. The increase in recurring non-interest income is primarily due to increases in miscellaneous fee income and mortgage banking income. Non-recurring losses for the three months ended December 31, 2005 and 2004 are primarily attributable to losses on the sale of securities. Losses on the sale of securities for the three months ended December 31, 2005 were $590,000 as compared to $64,000 for the same period one year ago as the Bank sold $20 million in callable U.S. Government Agency securities, which were reinvested in fixed term U.S. Government Agency securities in order to reduce the exposure to a decrease in interest rates in the Bank’s investment portfolio.

Non-interest expense increased 7% to $5.9 million for the three months ended December 31, 2005, as compared to $5.5 million for the same period last year. The increase in non-interest expense included an increase of $118,000 or 4% in

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE TWO

salaries and benefits expense due to normal salary increases and increased incentive expense and an increase of $286,000 or 21% in other non-interest expenses.

Net income for the year ended December 31, 2005 was $6.3 million, or $1.84 basic net income per share and $1.80 diluted net income per share as compared to $4.4 million, or $1.28 basic net income per share and $1.26 diluted net income per share, for the prior year. Net income from recurring operations for the year ended December 31, 2005 was $6.8 million or $1.98 basic net income per share and $1.94 diluted net income per share, representing a 48% increase over net income from recurring operations of $4.6 million, or $1.33 basic net income per share and $1.31 diluted net income per share for the year ended December 31, 2004.

The increase in 2005 earnings is primarily attributable to an increase in net interest income, an increase in non-interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense.

Net interest income increased 17% to $27.9 million for the year ended December 31, 2005 compared to $24.0 million last year. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with an increase in the average outstanding balance of investment securities available for sale. Net interest income after the provision for loan losses increased 20% to $24.8 million for the year ended December 31, 2005 compared to $20.7 million for the prior year. The provision for loan losses for the year ended December 31, 2005 was $3.1 million as compared to $3.3 million for last year. This decrease is primarily due to a $5.3 million reduction in classified loans as of December 31, 2005 when compared to December 31, 2004, netted against the effect of a 6% growth in gross loans during 2005.

Recurring non-interest income increased 19% to $7.4 million for the year ended December 31, 2005, as compared to $6.2 million for the prior year. The increase in recurring non-interest income is primarily due to an increase of $613,000 in fee income from the Bank’s Banco de la Gente branches, which were in operation for the first full year in 2005, an increase of $186,000 in debit card fee income and an increase of $112,000 in mortgage banking income. Non-recurring losses for the years ended December 31, 2005 and 2004 are primarily attributable to losses on the sale of securities. Losses on the sale of securities for the year ended December 31, 2005 were $730,000 as compared to $64,000 last year as the Bank sold $20 million in callable U.S. Government Agency securities, which were reinvested in fixed term U.S. Government Agency securities in order to reduce the exposure to a decrease in interest rates in the Bank’s investment portfolio.

Non-interest expense increased 9% to $21.8 million for the year ended December 31, 2005, as compared to $20.1 million for the prior year. The increase in year-to-date non-interest expense included an increase of $873,000 or 8% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense, an increase of $277,000 or 8% in occupancy expense, primarily due to an increase in furniture and equipment expense and lease expense, and an increase of $610,000 or 12% in other non-interest expenses. The increase in other non-interest expenses included an increase of $219,000 in fraud, forgery and processing adjustments on transactional accounts, an increase of $96,000 in professional fees, an increase of $74,000 in deposit program expense and an increase of $73,000 in debit card expense.

Total assets as of December 31, 2005 amounted to $730.3 million, an increase of 6% compared to total assets of $686.3 million at December 31, 2004. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities. Loans increased 6% to $566.7 million as of December 31, 2005 compared to $535.5

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE THREE

Non-performing assets totaled $5.0 million at December 31, 2005 or 0.68% of total assets, compared to $6.0 million at December 31, 2004 or 0.88% of total assets. The allowance for loan losses at December 31, 2005 amounted to $7.4 million or 1.31% of total loans compared to $8.0 million or 1.50% of total loans at December 31, 2004.

Deposits amounted to $582.9 million as of December 31, 2005, representing an increase of 5% over deposits of $556.5 million at December 31, 2004. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $28.2 million to $430.4 million at December 31, 2005 as compared to $402.2 million at December 31, 2004 primarily due to an increase of $22.3 million in certificates of deposit in amounts less than $100,000 and a $16.6 million increase in non-interest bearing demand deposits. The increase in certificates of deposits of denominations less than $100,000 is primarily due to a change in certificate of deposit pricing strategies implemented in 2005. Certificates of deposit in amounts greater than $100,000 or more totaled $152.4 million at December 31, 2005 as compared to $154.3 million at December 31, 2004.

Shareholders’ equity increased to $54.4 million, or 7.44% of total assets, at December 31, 2005 as compared to $50.9 million, or 7.42% of total assets, at December 31, 2004. The net increase in common stock and retained earnings from December 31, 2004 to December 31, 2005 amounted to $4.7 million primarily due to net income earned for the period, which was offset by a $1.3 million decrease in accumulated other comprehensive income from December 31, 2004 to December 31, 2005. The decrease in accumulated other comprehensive income is due to a decrease in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County and two offices in Mecklenburg County. The Bank recently opened a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co. and Sterne Agee & Leach, Inc. are market makers for the Company’s shares.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2004.

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004

	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS:
Cash and due from banks	$18,468,999	$15,067,871
Federal funds sold	1,347,000	1,723,000
Cash and cash equivalents	19,815,999	16,790,871

Investment securities available for sale	115,158,184	106,313,106
Other investments	5,810,749	4,681,959
Total securities	120,968,933	110,995,065

Loans	566,663,416	535,467,733
Mortgage loans held for sale	2,247,900	3,783,175
Less: Allowance for loan losses	(7,424,782)	(8,048,627)
Net loans	561,486,534	531,202,281

Premises and equipment, net	12,662,153	12,742,730
Accrued interest receivable and other assets	15,345,996	14,617,125
Total assets	$730,279,615	$686,348,072

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$94,660,721	$78,024,194
NOW, MMDA & Savings	183,248,699	193,917,507
Time, $100,000 or more	152,410,976	154,300,926
Other time	152,533,265	130,279,446
Total deposits	582,853,661	556,522,073

Demand notes payable to U.S. Treasury	1,473,693	1,184,392
FHLB borrowings	71,600,000	59,000,000
Junior subordinated debentures	14,433,000	14,433,000
Accrued interest payable and other liabilities	5,566,267	4,270,755
Total liabilities	675,926,621	635,410,220

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,440,805 shares in 2005
and 3,448,341 shares in 2004	41,096,500	35,040,390
Retained earnings	14,656,160	16,018,206
Accumulated other comprehensive income	(1,399,666)	(120,744)
Total shareholders' equity	54,352,994	50,937,852

Total liabilities and shareholders' equity	$730,279,615	$686,348,072

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2005 and 2004

	Three months ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,771,430	$8,255,200	$38,609,667	$32,290,835
Interest on federal funds sold	34,632	9,335	72,578	35,236
Interest on investment securities:
U.S. Government agencies	989,317	825,775	3,585,476	2,903,865
States and political subdivisions	191,197	176,700	735,171	660,227
Other	103,366	108,732	367,875	402,080
Total interest income	12,089,942	9,375,743	43,370,767	36,292,243

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	721,397	582,524	2,644,413	1,899,249
Time deposits	2,668,810	1,724,150	8,923,488	7,145,486
FHLB borrowings	744,183	662,799	2,888,785	2,602,866
Junior subordinated debentures	270,619	189,433	938,145	676,547
Other	13,916	4,894	33,790	10,518
Total interest expense	4,418,925	3,163,800	15,428,621	12,334,666
NET INTEREST INCOME	7,671,017	6,211,943	27,942,146	23,957,577
PROVISION FOR LOAN LOSSES	767,000	598,000	3,110,000	3,256,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,904,017	5,613,943	24,832,146	20,701,577

OTHER INCOME:
Service charges	1,039,070	842,243	3,779,933	3,434,544
Other service charges and fees	318,202	209,383	1,141,879	677,191
Gain (loss) on sale of securities	(590,000)	(63,688)	(729,727)	(63,688)
Mortgage banking income	130,810	102,294	469,109	356,782
Insurance and brokerage commission	87,136	90,963	386,662	429,788
Miscellaneous	436,199	259,049	1,648,523	1,185,511
Total other income	1,421,417	1,440,244	6,696,379	6,020,128
OTHER EXPENSES:
Salaries and employee benefits	3,255,271	3,137,711	12,350,119	11,477,495
Occupancy	970,736	979,096	3,948,694	3,672,051
Other	1,643,456	1,357,236	5,517,832	4,907,923
Total other expenses	5,869,463	5,474,043	21,816,645	20,057,469

INCOME BEFORE INCOME TAXES	2,455,971	1,580,144	9,711,880	6,664,236
INCOME TAXES	851,300	522,100	3,380,900	2,233,300

NET INCOME	$1,604,671	$1,058,044	$6,330,980	$4,430,936
PER SHARE AMOUNTS
Basic net income	$0.47	$0.31	$1.84	$1.28
Diluted net income	$0.46	$0.30	$1.80	$1.26
Cash dividends	$0.11	$0.09	$0.41	$0.36
Book value	$15.84	$14.77	$15.84	$14.77

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2005 and 2004

	Three months ended			Years ended
	December 31,			December 31,
	2005	2004		2005	2004
	(Unaudited)	(Unaudited)		(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$115,245,758	$104,743,282		$108,689,493	$93,769,091
Loans	562,749,808	542,453,093		550,544,364	547,753,256
Earning Assets	687,893,821	654,405,832		667,465,066	650,093,658
Assets	728,011,657	690,229,950		706,843,109	684,383,948
Deposits	588,071,946	562,275,525		570,997,038	558,141,190
Shareholders' Equity	54,986,207	51,511,199		55,989,260	51,977,720

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	4.51%	3.85%		4.27%	3.76%
Return on Average Assets	0.87%	0.61%		0.90%	0.65%
Return on Average Shareholders' Equity	11.58%	8.17%		11.31%	8.52%
Shareholders' Equity to Total Assets (Period End)	7.44%	7.42%		7.44%	7.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,334,831	$9,453,135		$8,048,627	$9,722,267
Provision for loan losses	767,000	598,000		3,110,000	3,256,000
Charge-offs	(789,580)	(2,267,349)		(4,199,650)	(5,385,199)
Recoveries	112,531	264,841		465,805	455,559
Balance, end of period	$7,424,782	$8,048,627		$7,424,782	$8,048,627

ASSET QUALITY:
Non-accrual Loans				$3,491,671	$5,097,413
90 Days Past Due and still accruing				945,951	245,169
Other Real Estate Owned				530,584	681,902
Repossessed Assets				500	-
Total Non-performing Assets				$4,968,706	$6,024,484
Non-performing Assets to Total Assets				0.68%	0.88%
Allowance for Loan Losses to Non-performing Assets				149.43%	133.60%
Allowance for Loan Losses to Total Loans				1.31%	1.50%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade*		Percentage
		12/31/2005	12/31/2004	12/31/2005	12/31/2004
Risk 1 (Excellent Quality)		14.28%	13.44%	0.15%	0.15%
Risk 2 (High Quality)		18.16%	23.03%	0.50%	0.50%
Risk 3 (Good Quality)		56.40%	53.89%	1.00%	1.00%
Risk 4 (Management Attention)		8.38%	5.67%	2.50%	2.50%
Risk 5 (Watch)		0.88%	0.95%	7.00%	7.00%
Risk 6 (Substandard)		0.42%	0.61%	12.00%	12.00%
Risk 7 (Low Substandard)		0.86%	1.46%	25.00%	25.00%
Risk 8 (Doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At December 31, 2005 there were two relationships exceeding $1.0 million (which totaled $2.7 million) in the Watch risk grade, no relationships exceeding $1.0 million in the Substandard risk grade, and two relationships exceeding $1.0 million (which totaled $4.5 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1.0 million in these risk grades ranged from $1.1 million to $3.2 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)